  EXHIBIT 10.1

EXECUTIVE ENGAGEMENT AGREEMENT

This Executive Engagement Agreement (the “Agreement”) is entered into as of April 1, 2022 (the “Effective Date”), by and between Black Bird Biotech, Inc., a Nevada corporation (the “Company”), and William J. LoBell (the “Executive”).

WHEREAS, the Company is in need of experienced executive sales personnel and Executive is an experienced executive with extensive experience within all levels of product sales and distribution operations; and

WHEREAS, the Company and Executive desire to enter into this Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company agree as follows:

1. Mutual Non-Disclosure and Non-Circumvention Agreement. As further consideration for the Company’s entering into this Agreement, Executive understands and agrees that Executive, including his affiliates, shall be bound by that certain Mutual Non-Disclosure and Non-Circumvention Agreement between the Company and Executive of even date herewith (the “Non-Circumvention Agreement”).

The Company and Executive agree that all documentation with respect to the Company’s products (except information contained in or for use in Company-published manuals, promotional materials or educational materials to be provided to Executive for use in his in performing hereunder), is furnished solely for Executive’s personal use. No copies or use of such documentation, or any portion thereof, shall be made without the prior written approval of the Company.

2. Engagement and Duties.

2.1 Consultancy Period. Beginning on the Effective Date and continuing until June 30, 2022 (the “Consultancy Period”), the Company agrees to retain the services of Executive as a consultant to the Company, to serve, on a contract basis, as Executive Vice President of Sales and Development, and Executive hereby agrees to serve the Company in such capacity during the Consultancy Period, upon the terms and subject to the conditions set forth in this Agreement.

2.2 Employment Period. Beginning on July 1, 2022, and continuing until the termination of this Agreement (the “Employment Period”), the Company agrees to employ Executive as Executive Vice President of Sales and Development, and Executive hereby accepts such employment with the Company in such capacity during the Employment Period, upon the terms and subject to the conditions set forth in this Agreement.

2.3 Term and Expiration. This Agreement shall become effective as of the Effective Date and shall remain in effect for two (2) years (the “Initial Term”). If neither Executive nor the Company provide the other party with 30-days’ written notice of termination prior to the completion of the Initial Term, this Agreement shall automatically renew for an additional one-year term, on the same terms and conditions. The expiration or termination of this Agreement shall not affect Executive’s continuing obligations to the Company under the Non-Circumvention Agreement.

2.4 Position and Duties.

2.4.1 During both the Consultancy Period and the Employment Period, Executive shall serve as the Company’s Executive Vice President of Sales and Development and shall have the duties, responsibilities and authority customary for such a position in an organization of the size and nature of the Company, subject to the Company’s Board of Directors’, or its designee’s (collectively, the “Board”), ability to expand, change or limit such duties, responsibilities and authority, in the Board’s sole discretion.

2.4.2 Executive shall report directly to the Board and Executive shall devote his best efforts and such business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company, including subsidiaries (collectively, the “Black Bird Companies”), as may be necessary to perform his duties hereunder. Executive shall perform his duties and responsibilities hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

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3. Compensation and Benefits.

3.1 Compensation. As full consideration for Executive’s services during the Consultancy Period and employment during the Employment Period, the Company shall compensate Executive, as follows:

(a)	Cash Compensation

(1)

Monthly Compensation. $5,000.00 per month, subject to lawful withholding during the Employment Period, payable in arrears on a bi-monthly basis, in cash, beginning on April 15, 2022, and continuing each month throughout the term of this Agreement. In this regard, Executive shall provide bank account information to the Company.

(2)

Commission on Sales. During the term of this Agreement, a sum of cash equal to three percent (3%) of the Company’s “Gross Sales” (as defined below) of MiteXstreamTM. Such amounts shall be paid, subject to lawful withholding during the Employment Period, on the 15th day of each calendar month, in arrears; provided, however, that the Company shall not be obligated to make any payment pursuant to the foregoing, unless and until payments for MiteXstreamTM shall have been received by the Company. In this regard, Executive shall provide bank account information to the Company.

For purposes hereof, “Gross Sales” means the gross sales of MiteXstreamTM, as invoiced by the Company, less deductions for returns.

(3)

Reimbursement of Expenses. Any sums due to Executive as reimbursement of expenses shall be paid on the 15th day of the next-following calendar month. In this regard, Executive shall provide bank account information to the Company.

(b)	Stock Compensation.

	(1)	Upon Execution. Upon execution of this Agreement, the Company shall issue 1,000,000 shares of its common stock to Executive, which shares shall have an agreed value of $.01 per share.

(2)

After Execution. On each of July 1, 2022, October 1, 2022, January 1, 2023, and April 1, 2023, the Company shall issue 500,000 shares of its common stock to Executive, which shares shall have an agreed value of $.01 per share.

3.2 Benefits. During the Employment Period, Executive shall be entitled to participate in any Company benefit programs for which executives of the Company are generally eligible, including, without limitation, health insurance benefits (collectively, “Benefits”). Executive recognizes that the Company reserves the right to change the Benefits from time to time and the Company’s right to make such changes shall not be restricted by this Agreement. Executive acknowledges that, at this time there, are no Company benefit programs other than health insurance benefits.

3.3 Vacation. During the Employment Period, Executive shall be entitled to vacation similar to other executives of the Company.

3.4 Withholding. During the Employment Period, the Company may withhold from any compensation, benefits or amounts payable under this Agreement all federal, state, city or other taxes as may be required or permitted pursuant to any law or governmental regulation or ruling.

4. Termination. The Company agrees not to terminate this Agreement except for “just cause.” For purposes of this Agreement, “just cause” shall mean (1) the willful failure or refusal of Executive to implement or follow the written policies or directions of the Board, provided that Executive’s failure or refusal is not based upon Executive’s belief in good faith, as expressed to the Company in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Executive’s position(s) with Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of the Company; (3) the intentional causing of material damage to the Company’s physical property; and (4) any act involving personal dishonesty or criminal conduct against Employer.

The Company agrees that, if it discharges Executive for any reason other than just cause, as is solely defined above, Executive will be entitled to full compensation for the remainder of the then-current term, initial or renewal, as the case may be, of this Agreement.

If Executive should cease his consultancy or employment, as the case may be, hereunder voluntarily for any reason, or this Agreement is terminated for just cause, all compensation and benefits payable to Executive shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all reimbursements which accrued prior to Executive’s ceasing his consultancy or employment, as the case may be, will become immediately due and payable and shall be payable to Executive’s estate, should his consultancy or employment, as the case may be, cease due to death.

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5. Prior Employment Agreements, Non-solicitation, Proprietary Rights, and Trade Secrets.

5.1 Proprietary Rights, Assignment. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to any of the Company’s actual or anticipated business, research and development or existing or future products or services or expansion plans, and which are conceived, developed or made by Executive during the term of this Agreement (“Work Product”) belong to the Company. Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” as such term is defined in 17 U.S.C. § 101, and ownership of all right, title, and interest herein shall vest in the Company. To the extent that any Work Product is not deemed to be a “work made for hire” under applicable law or all right, title, and interest in and to such Work Product has not automatically vested in the Company, Executive hereby irrevocably assigns, transfers, and conveys, to the full extent permitted by the applicable law, all right, title and interest in and to the Work Product on a worldwide basis to the Company and perform all actions requested by the Company (whether during or after employment) to establish and confirm such ownership (including assignments, consents, powers of attorney and other instruments).

5.2 Prior Employment Agreements. Executive represents and warrants to the Company that Executive is not subject to any agreement containing a non-competition provision or other restriction with respect to (a) the nature of any services or business which he is entitled to perform or conduct for the Company under this Agreement, or (b) the disclosure or use of any information which directly or indirectly relates to the nature of the business of the Company or the services rendered by Executive under this Agreement.

6. Representations and Warranties of the Company. The Company represents and warrants to Executive that:

(a) The Company will cooperate fully and timely with Executive to enable Executive to perform his obligations hereunder.

(b) The execution and performance of this Agreement by the Company has been duly authorized by the Board of the Company.

(c) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

(d) The shares of the Company’s common stock, when issued and delivered to Executive in accordance with this Agreement, will be fully paid and non-assessable.

(e) The Company has made available to Executive true and complete copies of the Company’s periodic reports as filed with the Securities and Exchange Commission (the “SEC Filings”). The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.

7. Representations and Warranties of Executive.

(a) Executive represents and warrants to the Company that Executive is under no legal disability with respect to entering into, and performing under, this Agreement.

(b) Executive is acquiring the Company’s common stock for Executive’s own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “1933 Act”). Executive agrees not to sell, hypothecate or otherwise transfer the Company’s common stock issued to Executive hereunder, unless such securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(c) Executive understands that: (1) the shares of Company common stock has not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Executive shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (2) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) except as otherwise set forth in this Agreement, neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market for the Company’s common stock issued to Executive hereunder.

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(d) Executive understands that the certificates representing the Company’s common stock shall bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

(e) Executive has received and reviewed in their entireties: (1) this Agreement and each representation, warranty and covenant set forth herein; and (2) all due diligence and other information, including the SEC Filings, necessary to verify the accuracy and completeness of such representations, warranties and covenants; Executive has received answers to all questions regarding an investment in the Company; and Executive has relied on the information contained therein and have not been furnished any other documents, literature, memorandum or prospectus.

(f) Executive is not relying on any statements or representations of the Company or any of its agents for legal, tax or investment advice with respect to this investment in the Company’s common stock, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

8. General Provisions.

8.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified, or registered with return receipt requested, or by hand delivery, or by overnight delivery by a nationally recognized character, in each case to the applicable address set forth below, and any such notice is deemed effectively given with received by the recipient (or if receipt is refused by the recipient, when so refused).

If to the Company:	Black Bird Biotech, Inc.
Attention: Eric Newlan
3505 Yucca Drive
Suite 104
Flower Mound, Texas 75028
If to Executive:	to the last address on file with the Company

8.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without reference to its principles of conflict of laws.

8.3 Choice of Law. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions that could cause the applications of the laws of any jurisdiction other than the State of Nevada.

8.4 Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties hereto and supersedes and preempts any prior understandings, agreements or representations between the parties, written or oral, which may have related to the subject matter hereof in any way. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party that are not embodied herein.

8.5 Successor and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors, heirs and assigns.

8.6 Amendment. Except as otherwise expressly provided herein, this Agreement may be amended, and any provision hereof may be waived, at any time only by written agreement between the Company and Executive.

8.7 Counterparts; Facsimile Signature. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Any party may execute this Agreement by facsimile or electronic signature and the other parties will be entitled to rely upon such facsimile signature as conclusive evidence that this Agreement has been duly executed by such party.

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8.8 Headings; Interpretation; Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The term “including”, as used herein, shall mean including without limitation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

8.9 No Waiver. No failure or delay on the part of the Company or Executive in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof.

8.10 Severability. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, invalid, or unenforceable in such jurisdiction, the remainder of such provision shall not be thereby affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

8.11 Arbitration. In the event of a dispute between the parties arising out of this Agreement, both the Company and Executive agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Las Vegas, Nevada, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment may be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, may award attorneys’ fees to the prevailing party.

8.12 Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

IN WITNESS WHEREOF, the parties hereto have duly executed this Executive Engagement Agreement as of the day and year first above written.

THE COMPANY:		EXECUTIVE:
BLACK BIRD BIOTECH, INC.

By:	/s/ Fabian G. Deneault	/s/ William J. LoBell
	Fabian G. Deneault	William J. LoBell
President

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